UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2008

TELESTONE TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32503	84-1111224
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

(Address of principal executive offices)

Floor 6, Saiou Plaza, No. 5 Haiying Road,
Fengtai Technology Park, Beijing, China 100070

Registrant’s telephone number, including area code (86)-10-836-70505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On November 13, 2008, Telestone Technologies Corporation (the “Company”) issued a press release announcing its results for the quarter ended September 30, 2008. The press release is attached as Exhibit 99.1 to this report on Form 8-K.

The information contained in this Current Report on Form 8-K and the exhibits attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or such exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in or exhibits to this Form 8-K shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 5.02 Election of Directors.

On November 14, 2008, Telestone’s 2008 Annual Meeting of Stockholders was held on November 14, 2008, at 9:00 a.m., at Floor 6, Saiou Plaza, No. 5 Haiying Road, Fengtai Technology Park, Beijing, People’s Republic of China 100070. The following five directors were elected to serve on the Board of Directors until the next annual meeting of stockholders of the Company or until such person shall resign, be removed or otherwise leave office, whose resumes are attached as follows:

Han Daqing has served as President, Chairman of our Board of Directors and a member of our Board of Directors since August 23, 2004. Mr. Han has served as a member of the Board of Directors of Telestone since its inception in October, 1997 and as Chief Executive Officer since January, 2002. Prior to assuming his Chief Executive Officer duties with Telestone, from 1996 to 2002, Mr. Han was the Chief Representative of the Beijing Office of Allgon Systems AB, an international telecommunications conglomerate. Mr. Han holds a Bachelors degree in Computer Engineering and a Masters degree in Digital Communication Engineering, both from the Xidian University of Electronic Science & Technology. In addition, Mr. Han holds a Masters of Business Administration from CITY University.

Zhu Lian has served as a member of our Board of Directors since August 23, 2004. Mr. Zhu is a director and the Deputy General Manager of Tianjin-Golik-The First Steel Wire Rope Co., Ltd., where he is responsible for finance and accounting functions. Prior to taking that position, Mr. Zhu was the Chief Financial Officer of various large public companies including Sparkice E-Commerce Ltd. (2001-2002); Beijing Sanitary Ware, Ltd. (2000-2001); and Eagle Brand Holding Ltd. (2000). Mr. Zhu holds a Bachelors degree in Mechanics and a Masters degree in Mechanics from Tsing Hua University. In addition, Mr. Zhu holds a Masters of Business Administration from the University of Illinois-Chicago and a Masters Degree in Accounting from the University of Illinois-Chicago.

Chen Xuefeng has served as a member of our Board of Directors since December 15, 2004. Mr. Chen graduated from Xi'an Electric Science University, Computer Science Division. After graduation, Mr. Chen joined Shanxi Business Administration University as an assistant professor. In 1992, Mr. Chen founded XI'an Sun Technologies Development Co. Ltd. and has served as a director of that company since its inception. Under his supervision and direction, Xi'an Sun Technologies Development Co., Ltd. has added six more computer parts and components chain stores. Mr. Chen is responsible for the development of marketing strategies and the establishment of sales networks. Mr. Chen has experience in retail, marketing, sales strategies planning and new product development.

Lian Renguang has served as a member of our Board of Directors since September 21, 2007. From 1996 until the present, Mr. Lian was a general manger of Pan-pacific Telecommunication Company Limited, which was a wholly-owned subsidiary of Shandong Guolian Telecommunication Technology Limited and was acquired by Telestone Technologies Corp on July 5, 2007. From 1985 to 1996, Mr. Lian was a vice director of Jinan Telecommunication Bureau. Mr. Lian graduated with a bachelor degree in Telecommunication Engineering from Beijing University of Posts and Telecommunications.

Cheng Guanghui has served as a member of our Board of Directors since September 21, 2007. Currently, Mr. Cheng is Director of China Quality Management Association for Electronics Industry. From 1998 to 2004, Mr. Cheng worked as Director of The General Office of Ministry of Information Industry of the People’s Republic of China. From 1993 to 1998, Mr. Cheng was Director of The General Office of Ministry of Electronics Industry of the People’s Republic of China. Mr. Cheng holds a Bachelors Degree from Tsinghua University.

Item 7.01 Regulation FD Disclosure.

On November 14, 2008, the Company held an earnings conference in connection with its earnings for the quarter ended September 30, 2008. A copy of the earnings conference script is attached as Exhibit 99.2 to this report on Form 8-K.

The information contained in this Current Report on Form 8-K and the exhibits attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or such exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in or exhibits to this Form 8-K shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

Exhibits

99.1	Press Release of the Company, dated November 13, 2008.
99.2	Earnings Conference Script of the Company, dated November 14, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELESTONE TECHNOLOGIES CORPORATION

Dated: November 18, 2008	By:	/s/ Han Daqing
	Name:	Han Daqing
	Title:	Chief Executive Officer